Exhibit 99.1

Jack Cooper Enterprises, Inc. Announces Extension of Exchange Offer

ATLANTA, November 30, 2016 — Jack Cooper Enterprises, Inc. (the “Company”) announced today that it has extended its unregistered offer to exchange (the “Exchange Offer”) up to $80,450,000 of its 10.50%/11.25% Senior PIK Toggle Notes due 2019 (the “Existing Notes”) for (i) cash and (ii) warrants to purchase shares of Class B Common Stock of the Company, par value $0.0001 per share (the “Class B Common Stock”), that are each exercisable into one share of Class B Common Stock (the “Exchange Warrants”). As a result of the extension, the Exchange Offer is now scheduled to expire at 12:01 a.m., New York City time, on December 8, 2016, unless further extended by the Company (the “Expiration Time”).

The Exchange Offer was previously scheduled to expire at 12:01 a.m., New York City time, on December 1, 2016, unless extended. As of the close of business on November 29, 2016, approximately $9.83 million in principal amount of the Existing Notes have been validly tendered and not withdrawn. Except for the Expiration Time, all other terms of the Exchange Offer remain unchanged.

The Company is extending the Exchange Offer to provide additional time to discuss the terms of the Exchange Offer with the holders of the Existing Notes.  In addition, during the extension period, the Company and Jack Cooper Holdings Corp. (“JCHC”), a wholly owned subsidiary of the Company, intend to discuss a range of potential deleveraging transactions with an ad hoc group of holders of JCHC’s outstanding 9.25% Senior Secured Notes due 2020 (the “JCHC Notes”) that have represented to the Company that they hold approximately 82% of the JCHC Notes as well as a portion of the Existing Notes.  The Company and JCHC’s proposals for additional deleveraging transactions could include a variety of transaction structures, including exchange offers involving the JCHC Notes for some combination of new JCHC notes, convertible preferred equity of JCHC, equity or other securities of the Company or other consideration.  The Company and JCHC expect to continue to pursue these and other alternatives to reduce outstanding indebtedness.  There can be no assurance that any of the Company or JCHC’s proposals for additional deleveraging transactions will be accepted by the ad hoc group or result in any additional exchange offers or other transactions involving the JCHC Notes or the Existing Notes.  Additionally, there can be no assurance that the Company or JCHC will be able to incur additional debt or refinance existing debt as it becomes due.

The Company reserves the right, subject to applicable law, in its sole discretion, to waive or further amend any of the conditions of the Exchange Offer, subject to certain exceptions, at any time and from time to time, as described in the confidential offering memorandum, dated November 1, 2016 (the “Offering Memorandum”).  The Company also reserves the right, subject to applicable law, to terminate, withdraw, amend or extend the Exchange Offer at any time and from time to time, as described in the Offering Memorandum.

The Exchange Warrants have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws.  The Exchange Warrants may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Only persons who certify that they are “qualified institutional buyers” within the meaning of

Rule 144A under the Securities Act are authorized to receive and review the Offering Memorandum (such persons, “Eligible Holders”).

Requests for documents should be directed to D.F. King & Co., Inc., the Information Agent for the Exchange Offer, at (212) 269-5550 (for banks and brokers) or (800) 967-5071 (for noteholders) or by email at jc@dfKing.com. Eligible Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to exchange any of the Existing Notes. The Exchange Offer is being made pursuant to the Exchange Offer Documents, as amended hereby. The Exchange Offer is not being made to holders of the Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction. None of the Company, the Dealer Managers (as defined in the Offering Memorandum), the Information Agent or their respective affiliates is making any recommendation as to whether or not holders should exchange all or any portion of their Existing Notes in the Exchange Offer.

Forward-Looking Statements

Statements made in this news release which describe the Company’s intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws.  Forward-looking statements include statements preceded by, followed by, or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions.  Examples of forward-looking statements in this news release are statements about the expected size and timing of the Exchange Offer. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and the Company’s actual results could differ materially from those expressed or implied in such statements.  We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things the risks described under the caption “Risk Factors” in JCHC’s Annual Report for the year ended December 31, 2015 and in the Offering Memorandum.